Exhibit 99.1

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Alta Equipment Group Inc. Reports First Quarter 2020 Financial Results

Provides Update on Response to COVID-19

•	Net revenues increased 76% year-over-year to $180.5 million from $102.3 million

•	Industrial and Construction revenues reach $94.6 million and $85.9 million, respectively

•	Gross profit increased to $47.1 million from $27.5 million

•	Net loss from operations of $5 million; net loss of $17 million, primarily due to business combination completed in February 2020

•	First quarter 2020 Adjusted EBITDA* of $18.8 million (reflecting seasonality of business in Q1, historically 20% of annual EBITDA)

•	Labor utilization rate sustains at benchmark levels throughout COVID-19 impacted periods

Livonia, MI. – May 14, 2020 – Alta Equipment Group Inc. (“Alta” or the “company”) (NYSE: ALTG), a leading provider of premium industrial and construction equipment and related services, today announced financial results for the first quarter ended March 31, 2020 and provided an update on the company’s response to the COVID-19 pandemic.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “I’m extremely proud of the incredible response to the COVID-19 pandemic from Alta’s one team culture. Our first quarter financial results demonstrate the strength of our business model in terms of organic growth driven by our parts sales and service and the contributions of acquisitions. Our strategy to expand into new geographic markets and diversify our customer base has served us well during the current economic slowdown.”

Mr. Greenawalt continued, “Our experienced leaders took swift action to service customers, reduce costs and efficiently manage operations in response to shelter-in-place mandates that went into effect across many of our markets. Looking ahead, we believe we have ample liquidity and a strong capital structure to effectively navigate these current business conditions. We are confident in the resilience of our business model and believe the immediate actions we’ve implemented will allow us to emerge stronger as the economy begins to open and recover.”

Update on Response to COVID-19:

In mid-March 2020, as the result of directives issued by state and local authorities within Alta’s geographic footprint, the company began adjusting its business and operations in response to the COVID-19 pandemic. The response has focused on these key areas:

•

Employee Protocols: The safety and health of Alta’s employees is the company’s top priority. Alta adjusted its operations to permit virtually all of the company’s sales and back office employees to work remotely. The company established new protocols that included health related screening upon entering a facility, the use of face masks, additional personal protective equipment when job requirements do not permit following social distancing guidelines and rigorous facility cleaning protocols.

•

Customer Support: Alta has been deemed an “essential” business in all of the company’s geographies and all 43 of our branches are currently open and operating. Over the course of the past six weeks, our dedicated team of operators and skilled technicians have worked with the company’s original equipment manufacturer (“OEM”) partners to support Alta’s diverse customer base.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

•

Operating Expenses Reductions: In April, the company took immediate action to reduce costs across the organization. These initiatives included the temporary elimination of certain non-essential spending, temporarily reduced executive and senior level compensation and a combination of workforce reductions and furloughs.

•

Liquidity Preservation: The company believes it maintains ample liquidity and financial flexibility to continue to navigate effectively in this current economic environment. Alta entered the second quarter of 2020 with $150 million of cash and available liquidity to fund operations.

Recent Business Highlights:

•

The company acquired Flagler CE Holdings, LLC (“Flagler”) and Liftech Equipment Companies, Inc. (“Liftech”) in February 2020, expanding its geographic footprint and end-market diversity while scaling the company’s partnerships with key OEM’s

•	The product support business grew 11.3% organically in the first quarter over last year’s comparable quarter which provides a steady flow of recurring revenue at high margins

•

The number of service technicians increased by approximately 20% in Florida since the February 14th acquisition, as business activity in that region has continued at a near-normal pace and Alta has implemented an aggressive recruiting campaign for skilled labor

First Quarter 2020 Financial Highlights:

On February 14, 2020, Alta’s predecessor, Alta Equipment Holdings, Inc., and B. Riley Principal Merger Corp., a special purpose acquisition company (“SPAC”) sponsored by an affiliate of B. Riley Financial, Inc., closed a business combination, through which Alta became a publicly-traded company (the “business combination”). The business combination provided net proceeds to Alta of $538 million, through a combination of equity and debt financings.

The company’s results for the first quarter of 2020 include Northland Industrial Truck Co. (“NITCO”), acquired in May 2019 and Flagler and Liftech which were acquired on February 14, 2020.

Net revenue increased to $181 million from $102 million in the first quarter of 2019. Gross profit grew to $47.1 million compared to $27.5 million. Net loss was $17 million primarily due to debt extinguishment and transaction costs related to business combination.

Adjusted EBITDA* was $18.8 million compared to $15.1 million in the first quarter of 2019.

	Three months ended March 31,		Increase (Decrease) 2020 versus 2019
	2020	2019
Revenues:
New and used equipment sales	$82.2	$44.8	$37.4	83.5%
Parts sales	28.7	16.5	12.2	73.9%
Service revenue	30.2	17.2	13.0	75.6%
Rental revenue	25.2	17.0	8.2	48.2%
Rental equipment sales	14.2	6.8	7.4	108.8%

Net revenue	$180.5	$102.3	$78.2	76.4%

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Cost of revenues:
New and used equipment sales	72.4	39.7	32.7	82.4%
Parts sales	19.6	10.9	8.7	79.8%
Service revenue	11.4	6.2	5.2	83.9%
Rental revenue	4.9	3.5	1.4	40.0%
Rental depreciation and amortization	12.9	8.5	4.4	51.8%
Rental equipment sales	12.2	6.0	6.2	103.3%

Cost of revenue	$133.4	$74.8	$58.6	78.3%
Gross profit	$47.1	$27.5	$19.6	71.3%
Total general and administrative expenses	$52.1	$25.9	$26.2	101.2%
(Loss) income from operations	$(5.0)	$1.6	$(6.6)	(412.5)%
Total other income (expense)	$(13.1)	$(4.2)	$(8.9)	211.9%

Loss before taxes	$(18.1)	$(2.6)	(15.5)	596.2%
Income tax provision (benefit)	(1.1)	—	(1.1)	NA

Net loss	$(17.0)	$(2.6)	$(14.4)	553.8%

Earnings Call and Webcast

Alta will discuss its first quarter 2020 results via live webcast and teleconference today at 5:00 p.m. Eastern Time. A live webcast of the call can be found on the investor relations portion of the company’s website at https://Investors.altaequipment.com. For a live audio teleconference, please dial (844) 543-5487 (domestic), or (825) 312-2330 (international), with conference ID # 4928529 to access the conference call at least five minutes prior to the 5:00 p.m. Eastern Time start time. Once connected with the operator, request access to the Alta Equipment Group First Quarter 2020 Earnings Call.

A live replay of the call will also be available on the investor relations portion of the company’s website at https://Investors.altaequipment.com. An audio replay will be available between 8:00 p.m. Eastern Time, May 14, 2020, and 12:59 p.m. Eastern Time, May 21, 2020, by calling (800) 585-8367, or (416) 621-4642, with conference ID # 4928529.

Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://Investors.altaequipment.com.

About Alta Equipment Group

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. Alta has operated as an equipment dealership for 35 years and has developed a branch network that includes 43 total locations across Michigan, Illinois, Indiana, New England, New York and Florida. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altaequipment.com.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Forward Looking Statements

This presentation includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: our future financial performance; our plans for expansion and acquisitions; and changes in our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this presentation, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against us relating to the business combination and related transactions; (2) the ability to maintain our listing of shares of common stock on the New York Stock Exchange; (3) the risk that integrating our acquisitions disrupts our current plans and operations; (4) the ability to recognize the anticipated benefits of our business combination and acquisitions, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, our ability to maintain relationships with customers and suppliers and retain our management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; (7) disruptions in the political, regulatory, economic and social conditions domestically or internationally; (8) major public health issues, such as an outbreak of a pandemic or epidemic (such as the novel coronavirus COVID-19), which could cause disruptions in our operations, supply chain, or workforce; and (9) and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

* Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), Alta discloses non-GAAP financial measures, including Adjusted EBITDA, in this press release because Alta believes they are useful performance measures because they allow for an effective evaluation of Alta’s operating performance when compared to its peers, without regard to financing methods or capital structure. Alta believes such measures are useful for investors and others in understanding and evaluating Alta’s operating results in the same manner as its management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Alta defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Alta excludes these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Alta’s presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Alta’s computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Bob Jones / Taylor Krafchik

Ellipsis

IR@altaequipment.com

(646) 776-0886

Media:

Glenn Moore

Alta Equipment

glenn.moore@altaequipment.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)	March 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash	$36.4	$—
Accounts receivable, net of allowances of $4.8 and $4.4 as of March 31, 2020 and December 31, 2019, respectively	123.8	101.2
Inventories, net	209.0	137.2
Prepaid expenses and other current assets	9.8	5.7

Total current assets	379.0	244.1
PROPERTY AND EQUIPMENT, NET	261.2	196.5
OTHER ASSETS
Goodwill	30.3	8.6
Intangible assets, net	2.9	3.0
Other assets	1.5	2.0

Total other assets	34.7	13.6

TOTAL ASSETS	$674.9	$454.2

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Lines of credit	$131.7	$72.5
Floor plan payable – new equipment	131.0	87.7
Floor plan payable – used and rental equipment	31.5	112.5
Current portion of long-term debt	7.8	7.1
Accounts payable	45.2	31.1
Customer deposits	6.1	7.2
Accrued expenses	20.7	16.0
Other current liabilities	9.2	9.3

Total current liabilities	383.2	343.4
LONG-TERM LIABILITIES
Long-term debt, net of current portion	139.5	86.5
Capital lease obligations, net of current portion	1.2	1.4
Buyback residual obligations, net of current portion	0.6	0.7
Guaranteed purchase obligation, net of current portion	8.4	9.0
Lease liability, net of current portion	3.3	3.7
Deferred tax liability	5.8	—
Other liabilities	4.1	3.1
Warrant liability	—	29.6

TOTAL LIABILITIES	$546.1	$477.4
CONTINGENCIES—NOTE 11
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.0001 par value, 29,511,359 and 7,300,000 shares issued and outstanding at March 31, 2020 and December 31, 2019	$—	$—
Additional paid-in capital	178.8	—
Treasury stock	(2.9)	—
Retained deficit	(47.1)	(23.2)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	128.8	(23.2)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$674.9	$454.2

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(in millions, except share and per share amounts)	2020	2019
Revenues:
New and used equipment sales	$82.2	$44.8
Parts sales	28.7	16.5
Service revenue	30.2	17.2
Rental revenue	25.2	17.0
Rental equipment sales	14.2	6.8

Net revenue	$180.5	$102.3
Cost of revenues:
New and used equipment sales	72.4	39.7
Parts sales	19.6	10.9
Service revenue	11.4	6.2
Rental revenue	4.9	3.5
Rental depreciation	12.9	8.5
Rental equipment sales	12.2	6.0

Cost of revenue	$133.4	$74.8
Gross profit	$47.1	$27.5
General and administrative expenses	51.1	25.3
Depreciation and amortization expense	1.0	0.6

Total general and administrative expenses	52.1	25.9
(Loss) income from operations	$(5.0)	$1.6
Other income (expense)
Interest expense, floor plan payable – new equipment	(1.0)	(0.7)
Interest expense – other	(4.9)	(3.8)
Other income	0.4	0.3
Loss on extinguishment of debt	(7.6)	—

Total other income (expense)	$(13.1)	$(4.2)

Loss before taxes	$(18.1)	$(2.6)
Income tax benefit	(1.1)	—

Net loss	$(17.0)	$(2.6)

Basic and diluted loss per share	$(0.91)	$(0.36)
Basic and diluted weighted average common shares outstanding	18,767,981	7,300,000

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(amounts in millions)	2020	2019
OPERATING ACTIVITIES
Net loss	$(17.0)	$(2.6)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	13.9	9.1
Inventory obsolescence	0.5	0.5
Gain on sale of assets	(0.1)	—
Gain on sale of rental fleets	(2.0)	(0.8)
Provision for bad debt	0.4	0.4
Loss on debt extinguishment	7.6	—
Amortization of debt discount and debt issuance costs	0.3	0.2
(Repayment) accrual of paid-in-kind interest	(11.2)	1.3
Share-based payment	3.1	—
Changes in deferred taxes	(1.1)	—
Changes in:
Accounts receivable	(3.5)	(20.3)
Inventories	(33.6)	(16.6)
Proceeds from rental fleets	14.4	9.4
Prepaid expenses and other assets	(0.4)	(2.8)
Proceeds from floor plans with manufacturers	94.2	64.8
Payments under floor plans with manufacturers	(120.7)	(51.8)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	(2.1)	13.4
Deferred revenue	0.8	0.6
Leases and other liabilities	(0.6)	(1.4)

Net cash (used in) provided by operating activities	$(57.1)	$3.4
INVESTING ACTIVITIES
Proceeds from the sale of assets	0.1	—
Expenditures for rental fleets	(25.5)	(6.5)
Expenditures for property and equipment	(1.2)	(0.5)
Expenditures for acquisitions, net of cash acquired	(91.7)	—
Net activity on notes and land contract receivable	—	0.1

Net cash used in investing activities	$(118.3)	$(6.9)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	(2.7)	—
Extinguishment of floor plans and line of credit	(132.9)	—
Extinguishment of long-term debt	(82.0)	—
Redemption of former shareholder notes payable	(6.7)	—
Extinguishment of warrant liability	(29.6)	—
Proceeds from lines of credit	220.2	3.1
Payments under lines of credit	(79.9)	—
Proceeds from floor plans with unaffiliated source	25.8	11.8
Payments under floor plans with unaffiliated source	(21.6)	(10.4)
Proceeds from issuance of long-term debt, net	149.4	0.2
Payments on long-term debt	(0.8)	(2.0)
Payments on capital lease obligations	(0.2)	(0.1)
Equity proceeds from reverse recapitalization, net	175.7	—
Repurchases of common stock	(2.9)	—

Net cash provided by financing activities	$211.8	$2.6

NET CHANGE IN CASH	36.4	(0.9)
Cash, Beginning of year	—	1.5

Cash, End of period	$36.4	$0.6

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$15.2	$3.1

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three months ended March 31,
(amounts in millions)	2020	2019
Net loss	$(17.0)	$(2.6)
Depreciation and amortization	13.9	9.1
Interest expense	5.9	4.5
Income tax (benefit) expense	(1.1)	—

EBITDA	$1.7	$11.0
Proforma EBITDA—Acquisitions (1)	2.3	4.2
One-Time Transaction Costs (2)	0.8	0.1
Loan Administration Fees (3)	0.1	0.1
Non-Cash Adjustments (4)	0.2	0.3
Loss on Debt Extinguishment (5)	7.6	—
Equity-linked Incentives (6)	6.6	—
New Floorplan Interest Expense (7)	(0.7)	(0.6)
Other expenses (8)	0.2	—

Adjusted EBITDA	$18.8	$15.1

(1)

Prorated EBITDA of acquisitions made in same fiscal year period; for instance, Northland acquisition was completed in May 2019, so 2019 YTD periods include the Pro Forma EBITDA as if Northland was acquired at the beginning of the fiscal year.

(2)	Includes expenses related to the acquisition of Flagler and Liftech and public company preparation costs.
(3)	Debt administration expenses associated with debt refinancing activities in the first quarter of 2019 and February 2020 in connection with the business combination.
(4)	Non-cash adjustments related to deferred rent expenses.
(5)	Represents expenses of debt extinguishments related to refinancing activities relating to the business combination in February 2020
(6)	Reflects equity-based compensation expenses related to refinancing activities in February 2020
(7)	Represents interest expense associated with showroom-ready new floorplan equipment interest included in total interest expense above
(8)	Other non-recurring expenses primarily related to severance payments